Exhibit 99.1

Contacts:	Debbie Walery	Stephanie Wakefield
	Public Relations	Senior Director, Investor Relations
	+ 1 650 385 5735	+1 650 385 5261
	dwalery@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD FIRST QUARTER REVENUES OF $109.1 MILLION
Achieves Operating Income Growth of 21%
REDWOOD CITY, Calif., April 23, 2009 — Informatica Corporation (NASDAQ: INFA), the leading independent provider of enterprise data integration software and services, today announced financial results for the first quarter ended March 31, 2009.
     Revenues for the first quarter of 2009 were $109.1 million, up five percent from the $103.7 million recorded in the first quarter of 2008. License revenues for the first quarter were $44.1 million, compared to $44.2 million recorded in the first quarter of 2008. Total revenues were negatively impacted by currency fluctuations. Using currency exchange rates from the first quarter of 2008, total revenues would have been $6.4 million higher in the first quarter of 2009.
     Income from operations for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was a first quarter record $15.0 million, up 21 percent from $12.4 million in the first quarter of 2008. GAAP income from operations was negatively impacted by currency fluctuations. Using currency exchange rates from the first quarter of 2008, GAAP income from operations would have been $0.8 million higher in the first quarter of 2009.
     GAAP net income for the first quarter of 2009 was $11.1 million or $0.12 per diluted share, in comparison to $11.2 million or $0.12 per diluted share in the first quarter of 2008. For the three-month periods ended March 31, 2008 and March 31, 2009, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP income from operations for the first quarter of 2009 was $23.6 million, up 28 percent from $18.5 million in the first quarter of 2008. Non-GAAP net income for the first quarter of 2009 was $17.1 million or $0.18 per diluted share, up over nine percent from $15.7 million or $0.16 per diluted share in the first quarter of 2008. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructurings, and share-based payments. A reconciliation of GAAP results to non-GAAP results is included below.
     “Our record first quarter results reaffirm our sound strategy and the Informatica team’s operational discipline, particularly in light of the current global economic recession,” said Sohaib Abbasi, chairman and CEO of Informatica. “With our singular focus and track record of continual innovation, we are well-positioned with a compelling value proposition. Our strongest-ever product portfolio enables our customers to “do more with less” while aligning IT with top business imperatives.”
Significant milestones achieved since January 2009 include:
•	Signed repeat business with 190 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Amtrak, Chinabond, EchoStar Communications, New York Police Department, Union Bank of California, Virgin Media, and Vivo Celular.

•	Added 212 new customers. Informatica increased its customer base this quarter to 3,664 companies including a first quarter record 59 new Informatica customers and 153 customers added through the Applimation acquisition. New customers include Aeropostale, Arbonne International, Bank of the West, Delta Dental Plan of Michigan, Kredyt Bank SA Centrala, Key Energy, and Yale University.

•	Acquired Applimation to grow Data Integration Platform leadership by incorporating application Information Lifecycle Management (ILM) into our technology portfolio, thus expanding our addressable market to encompass an adjacent growth category. Informatica’s application ILM products manage various phases of the application data lifecycle, from testing to archiving. Application ILM reduces storage cost and total-cost-of-ownership associated with enterprise business applications, such as ERP, CRM, HR, and SCM.

•	Informatica On Demand Data Loader named ‘Best Data Integration Tool’ on Force.Com AppExchange by salesforce.com customers. Informatica On Demand Data Loader garnered more four and five star reviews than any other integration product in its category. Over 100 companies around the world now use

Informatica On Demand to integrate their Salesforce CRM applications and Force.com platform with their back office systems.

•	Delivered the Informatica Platform. Informatica Platform leverages our broadest-ever product portfolio, and provides well-differentiated value: comprehensive, unified, open, and economical.

•	Three Informatica customers named as “Computerworld Laureate” finalists for 2009. The Defense Health Services Systems, LinkShare and the U.S. Departments of Defense and Veterans Affairs were chosen in a select group of finalists due to their contributions for the betterment of society through exceptional use of information technology.
Conference Call and Webcast
Informatica will discuss its first quarter 2009 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 62285694.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the leading independent provider of enterprise data integration software and services. With Informatica, organizations can gain greater business value by integrating their information assets across the enterprise. More than 3,600 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of varying complexity and scale. For more information, call +1 650 385 5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
GAAP Net income	$11,059	$11,224

Plus:
Amortization of acquired technology	1,557	620
Amortization of intangible assets	2,051	362
Facilities restructuring charges	809	947
Share-based payments	4,199	4,114
Tax benefit of amortization of intangible assets and restructuring charges	(1,653)	(752)
Tax benefit of share-based payments	(889)	(802)

Non-GAAP Net income	$17,133	$15,713

	Three Months Ended
	March 31,
	2009	2008
Diluted net income per share: *
Diluted GAAP Net income per share	$0.12	$0.12

Plus:
Amortization of acquired technology	0.02	0.01
Amortization of intangible assets	0.02	—
Facilities restructuring charges	0.01	0.01
Share-based payments	0.04	0.04
Tax benefit of amortization of intangible assets and restructuring charges	(0.02)	(0.01)
Tax benefit of share-based payments	(0.01)	(0.01)

Diluted Non-GAAP Net income per share	$0.18	$0.16

Shares used in computing diluted GAAP Net income per share	100,430	103,727
Shares used in computing diluted Non-GAAP Net income per share	100,841	104,706

*	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2009 and 2008. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of applicable income taxes for both periods.
Non-GAAP Financial Information
To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income, income from operations and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The Company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, income from operations, or net income per share prepared in accordance with GAAP in the U.S.
Forward Looking Statements
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, Informatica’s integration of Applimation, and expected benefits to our customers and products. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) successful integration of Applimation’s products and employees and achievement expected synergies; and (4) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2008 which is on file with the SEC and is available on the Company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of April 23, 2009 and Informatica undertakes no duty to update this information.
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Note: Informatica and Informatica On Demand Data Loader are trademarks or registered trademark of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues:
License	$44,059	$44,209
Service	64,999	59,501

Total revenues	109,058	103,710

Cost of revenues:
License	748	693
Service	18,472	19,785
Amortization of acquired technology	1,557	620

Total cost of revenues	20,777	21,098

Gross profit	88,281	82,612

Operating expenses:
Research and development	18,183	17,724
Sales and marketing	41,438	42,787
General and administrative	10,806	8,369
Amortization of intangible assets	2,051	362
Facilities restructuring charges	809	947

Total operating expenses	73,287	70,189

Income from operations	14,994	12,423
Interest income and other, net	886	3,558

Income before income taxes	15,880	15,981
Income tax provision	4,821	4,757

Net income	$11,059	$11,224

Basic net income per common share	$0.13	$0.13

Diluted net income per common share (1)	$0.12	$0.12

Shares used in computing basic net income per common share	86,862	88,128

Shares used in computing diluted net income per common share	100,430	103,727

(1)	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2009 and 2008. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of applicable income taxes for both periods.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$123,349	$179,874
Short-term investments	296,527	281,055
Accounts receivable, net of allowances of $2,761 and $2,558 respectively	65,921	87,492
Deferred tax assets	24,112	22,336
Prepaid expenses and other current assets	16,384	12,498

Total current assets	526,293	583,255

Property and equipment, net	8,469	9,063
Goodwill and intangible assets, net	286,382	254,592
Long-term deferred tax assets	10,682	7,294
Other assets	8,302	8,908

Total assets	$840,128	$863,112

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$58,792	$71,282
Accrued facilities restructuring charges	20,151	19,529
Deferred revenues	121,469	120,892

Total current liabilities	200,412	211,703

Convertible senior notes	201,000	221,000
Accrued facilities restructuring charges, less current portion	41,866	44,939
Long-term deferred revenues	6,245	8,847
Long-term income taxes payable	21,200	20,668

Stockholders’ equity	369,405	355,955

Total liabilities and stockholders’ equity	$840,128	$863,112

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Operating activities:
Net income	$11,059	$11,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,353	1,401
Gain on early extinguishment of debt	(337)	—
Share-based payments	4,199	4,114
Deferred income taxes	(1,469)	(188)
Tax benefits from stock option plans	672	2,961
Excess tax benefits from share-based payments	(397)	(2,335)
Amortization of intangible assets and acquired technology	3,608	982
Non-cash facilities restructuring charges	809	947
Other non-cash items	610	(652)
Changes in operating assets and liabilities:
Accounts receivable	23,730	26,678
Prepaid expenses and other assets	(3,612)	(3,952)
Accounts payable and other current liabilities	(20,499)	(16,201)
Income taxes payable	665	435
Accrued facilities restructuring charges	(3,219)	(2,347)
Deferred revenues	(4,291)	5,979

Net cash provided by operating activities	12,881	29,046

Investing activities:
Purchases of property and equipment	(577)	(1,071)
Purchases of investments	(146,227)	(60,054)
Payment of investment in equity interests	—	(3,000)
Maturities and sales of investments	129,945	124,120
Business acquisition, net of cash acquired	(32,976)	—

Net cash provided by (used in) investing activities	(49,835)	59,995

Financing activities:
Net proceeds from issuance of common stock	6,967	13,757
Repurchases and retirement of common stock	(5,910)	(6,349)
Repurchases of convertible senior notes	(19,200)	—
Excess tax benefits from share-based payments	397	2,335

Net cash provided by (used in) financing activities	(17,746)	9,743

Effect of foreign exchange rate changes on cash and cash equivalents	(1,825)	2,256

Net increase (decrease) in cash and cash equivalents	(56,525)	101,040
Cash and cash equivalents at beginning of period	179,874	203,661

Cash and cash equivalents at end of period	$123,349	$304,701

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(1)	Non-GAAP

Revenues:
License	$44,059	$—	$44,059	$44,209	$—	$44,209
Service	64,999	—	64,999	59,501	—	59,501

Total revenues	109,058	—	109,058	103,710	—	103,710

Cost of revenues:
License	748	—	748	693	—	693
Service	18,472	(531)	17,941	19,785	(546)	19,239
Amortization of acquired technology	1,557	(1,557)	—	620	(620)	—

Total cost of revenues	20,777	(2,088)	18,689	21,098	(1,166)	19,932

Gross profit	88,281	2,088	90,369	82,612	1,166	83,778

Operating expenses:
Research and development	18,183	(1,118)	17,065	17,724	(1,064)	16,660
Sales and marketing	41,438	(1,367)	40,071	42,787	(1,373)	41,414
General and administrative	10,806	(1,183)	9,623	8,369	(1,131)	7,238
Amortization of intangible assets	2,051	(2,051)	—	362	(362)	—
Facilities restructuring charges	809	(809)	—	947	(947)	—

Total operating expenses	73,287	(6,528)	66,759	70,189	(4,877)	65,312

Income from operations	14,994	8,616	23,610	12,423	6,043	18,466
Interest income and other, net	886	—	886	3,558	—	3,558

Income before income taxes	15,880	8,616	24,496	15,981	6,043	22,024
Income tax provision	4,821	2,542	7,363	4,757	1,554	6,311

Net income	$11,059	$6,074	$17,133	$11,224	$4,489	$15,713

Net income per share:
Basic	$0.13		$0.20	$0.13		$0.18

Diluted (2)	$0.12		$0.18	$0.12		$0.16

Weighted shares used to compute net income per share:
Basic	86,862		86,862	88,128		88,128

Diluted	100,430	411 (3)	100,841	103,727	979 (3)	104,706

(1)	The following table summarizes the Non-GAAP adjustments for the respective periods presented:

	Three Months Ended
	March 31,
	2009	2008

Net income, GAAP basis	$11,059	$11,224
Amortization of acquired technology	1,557	620
Amortization of intangible assets	2,051	362
Facilities restructuring charges	809	947
Share-based payments	4,199	4,114
Tax benefit for amortization of intangible assets and restructuring charges	(1,653)	(752)
Tax benefit of share-based payments	(889)	(802)

Net income, Non-GAAP basis	$17,133	$15,713

(2)	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2009 and 2008. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of applicable income taxes for both periods.

(3)	Anti-diluted shares generated from the unrecognized share-based payments under the “treasury stock method” have been added back to the non-GAAP diluted weighted shares due to non-GAAP results excluding the share-based payments.